UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 14, 2025
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 14, 2025, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce the Company’s participation in the March 16 - 18, 2025, 37th Annual ROTH Conference, held at The Laguna Cliffs Marriott in Dana Point, California.

This year’s event will consist of 1-on-1 / small group meetings, analyst-selected fireside chats, industry keynotes and panels with executive management attending from approximately 450 private and public companies in a variety of growth sectors including: Business Services, Consumer, Healthcare, Industrial Growth, Insurance, Resources, Sustainability and Technology, Media & Entertainment.

FingerMotion’s management team invites attendees to the event to reach out via the contact details below or by submitting a request for a 1-on-1 meeting directly through the conference portal to connect at the event.

FingerMotion’s CEO, Martin Shen, commented on the upcoming event, “We are very excited to be participating in the 37th Annual ROTH Conference, as it provides an excellent platform to demonstrate the value and potential of FingerMotion's innovative products and services to the investment community.”

To learn more about the 37th Annual ROTH conference and submit a registration request, visit https://www.meetmax.com/sched/event_111373/conference_home.html

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated March 14, 2025

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: March 14, 2025	By:	/s/ Martin J. Shen
Martin J. Shen CEO and Director